Exhibit 99.1

Leslie’s, Inc. Announces Second Quarter Fiscal 2025 Financial Results;

Re-Affirms Full Year Guidance

PHOENIX – May 8, 2025 – Leslie’s, Inc. (NASDAQ: LESL), the largest and most trusted direct-to-customer brand in the U.S. pool and spa care industry serving residential customers and pool professionals nationwide, today announced its financial results for the second quarter of fiscal 2025.

“I am proud of our team’s dedication, resiliency and customer first mindset as we move forward in our transformation journey. Our team remains focused on the fundamentals of our business to deliver progress against our strategic initiatives,” said Jason McDonell, Leslie’s chief executive officer. “During our second quarter, weather trends impacted traffic resulting in a slightly softer topline than planned. However, through swift action, we delivered adjusted EBITDA in line with our expectations.

Mr. McDonell continued, “In the quarter, we demonstrated our commitment to acting decisively and with urgency, including critical leadership changes, that we believe will help Leslie’s deliver sustainable profitable growth. Across the organization, we are focused on our key strategic themes including customer centricity, convenience and asset utilization and we are beginning to see early indicators of progress which we will discuss on our earnings call today. While we recognize we have significant work ahead of us, we remain steadfast in maximizing cash flow, reducing leverage and driving long-term value for our stakeholders.”

Fiscal Second Quarter Ended March 29, 2025 Results

•
Sales were $177.1 million, a decrease of 6.1% compared to $188.7 million in the prior year period. Comparable sales decreased 6.7%. Non-comparable sales from new stores contributed $0.9 million in the quarter.
•
Gross profit was $43.9 million, a decrease of 19.1% compared to $54.3 million in the prior year period. Gross margin was 24.8% compared to 28.8% in the prior year period.
•
Selling, general and administrative expenses (“SG&A”) were $92.3 million compared to $84.9 million in the prior year period.
•
Operating loss was $48.4 million compared to a loss of $30.5 million in the prior year period.
•
Interest expense was $15.9 million compared to $18.2 million in the prior year period.
•
Net loss was $51.3 million compared to a loss of $34.6 million in the prior year period.
•
Adjusted net loss was $46.5 million compared to a loss of $32.0 million in the prior year period.
•
Diluted loss per share was $0.28 compared to $0.19 in the prior year period. Adjusted diluted loss per share was $0.25 compared to $0.17 in the prior year period.
•
Adjusted EBITDA was $(36.1) million compared to $(19.3) million in the prior year period.
•
Cash and cash equivalents totaled $17.3 million as of March 29, 2025, an increase of $8.9 million, compared to $8.4 million as of March 30, 2024.
•
Inventories totaled $335.1 million as of March 29, 2025, a decrease of $44.0 million or 11.6%, compared to $379.1 million as of March 30, 2024.
•
Net cash used by operating activities totaled $154.3 million in the six months ended March 29, 2025 compared to $115.1 million in the six months ended March 30, 2024.
•
Capital expenditures totaled $11.2 million in the six months ended March 29, 2025 compared to $24.0 million in the six months ended of six months ended March 30, 2024.

Full Year Fiscal 2025 Outlook

The company reiterated its outlook for the full year fiscal 2025:

Sales	$1,304 million to $1,370 million
Gross profit	$473 million to $505 million
Net (loss) income	$(10) million to $5 million
Adjusted net (loss) income	$(2) million to $13 million
Adjusted EBITDA	$96 million to $116 million
Adjusted diluted (loss) earnings per share	$(0.01) to $0.07
Diluted weighted average shares outstanding	185 million

*Note: A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty of expenses that may be incurred in the future, although it is important to note that these factors could be material to our results computed in accordance with GAAP.

Conference Call Details

The company will host a conference call at 5:30 p.m. Eastern time on May 8, 2025 to discuss the financial results as well as progress against the company’s strategic transformation initiatives. A live audio webcast of the conference call will be available online at https://ir.lesliespool.com/.

A replay of the conference call will be available within approximately three hours of the conclusion of the call and will be available on the company’s Investor Relations website for 180 days.

About Leslie’s

Founded in 1963, Leslie’s is the largest and most trusted direct-to-customer brand in the U.S. pool and spa care industry serving residential customers and pool professionals nationwide. The company serves the aftermarket needs of residential and professional consumers with an extensive and largely exclusive assortment of essential pool and spa care products. The company operates an integrated ecosystem of over 1,000 physical locations and a robust digital platform, enabling consumers to engage with Leslie’s whenever, wherever, and however they prefer to shop. Its dedicated team of associates, pool and spa care experts, and experienced service technicians are passionate about empowering Leslie’s consumers with the knowledge, products, and solutions necessary to confidently maintain and enjoy their pools and spas.

Use of Non-GAAP Financial Measures and Other Operating Measures

In addition to reporting financial results in accordance with accounting principles generally accepted in the United States (“GAAP”), we use certain non-GAAP financial measures and other operating measures, including comparable sales growth, Adjusted EBITDA, Adjusted net income (loss), and Adjusted diluted earnings per share, to evaluate the effectiveness of our business strategies, to make budgeting decisions, and to compare our performance against that of other peer companies using similar measures. These non-GAAP financial measures and other operating measures should not be considered in isolation or as substitutes for our results as reported under GAAP. In addition, these non-GAAP financial measures and other operating measures are not calculated in the same manner by all companies, and accordingly, are not necessarily comparable to similarly titled measures of other companies and may not be appropriate measures for performance relative to other companies.

Comparable Sales Growth

We measure comparable sales growth as the increase or decrease in sales recorded by the comparable base in any reporting period, compared to sales recorded by the comparable base in the prior reporting period. The comparable base includes sales through our locations and through our e-commerce websites and third-party marketplaces.

Comparable sales growth is a key measure used by management and our board of directors to assess our financial performance.

Adjusted EBITDA

Adjusted EBITDA is defined as earnings before interest (including amortization of debt issuance costs), taxes, depreciation and amortization, equity-based compensation expense, executive transition costs, severance, strategic project costs, merger and acquisition costs, and other non-recurring, non-cash or discrete items. Adjusted EBITDA is a key measure used by management and our board of directors to assess our financial performance. Adjusted EBITDA is also frequently used by analysts, investors, and other interested parties to evaluate companies in our industry, when considered alongside other GAAP measures. We use Adjusted EBITDA to supplement GAAP measures of performance to evaluate the effectiveness of our business strategies, to make budgeting decisions, and to compare our performance against that of other companies using similar measures.

Adjusted EBITDA is not a recognized measure of financial performance under GAAP but is used by some investors to determine a company’s ability to service or incur indebtedness. Adjusted EBITDA is not calculated in the same manner by all companies, and accordingly, is not necessarily comparable to similarly titled measures of other companies and may not be an appropriate measure for performance relative to other companies. Adjusted EBITDA should not be construed as an indicator of a company’s operating performance in isolation from, or as a substitute for, net income (loss), cash flows from operations or cash flow data, all of which are prepared in accordance with GAAP. We have presented Adjusted EBITDA solely as supplemental disclosure because we believe it allows for a more complete analysis of results of operations. Adjusted EBITDA is not intended to represent, and should not be considered more meaningful than, or as an alternative to, measures of operating performance as determined in accordance with GAAP. In the future, we may incur expenses or charges such as those added back to calculate Adjusted EBITDA. Our presentation of Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by these items.

Adjusted Net Income (Loss) and Adjusted Diluted Earnings (Loss) per Share

Adjusted net income (loss) and Adjusted diluted earnings (loss) per share are additional key measures used by management and our board of directors to assess our financial performance. Adjusted net income (loss) and Adjusted diluted earnings (loss) per share are also frequently used by analysts, investors, and other interested parties to evaluate companies in our industry, when considered alongside other GAAP measures.

Adjusted net income (loss) is defined as net income (loss) adjusted to exclude equity-based compensation expense, executive transition costs, severance, strategic project costs, merger and acquisition costs, change in valuation allowance for deferred taxes, and other non-recurring, non-cash, or discrete items. Adjusted diluted earnings per share is defined as Adjusted net income (loss) divided by the diluted weighted average number of common shares outstanding.

Forward-Looking Statements

This press release contains forward-looking statements about us and our industry that involve substantial risks and uncertainties. All statements other than statements of historical fact contained in this press release, including statements regarding our future results of operations or financial condition, business strategy, legal proceedings, competitive advantages, market size, growth opportunities, industry expectations, and plans and objectives of management for future operations, are forward-looking statements. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” or “would,” or the negative of these words or other similar terms or expressions. Our actual results or outcomes could differ materially from those indicated in these forward-looking statements for a variety of reasons, including, among others:

•
our ability to execute on our growth strategies;
•
supply disruptions or increased costs, including as a result of trade policies;
•
our ability to maintain favorable relationships with suppliers and manufacturers;
•
competition from mass merchants and specialty retailers;
•
impacts on our business from the sensitivity of our business to weather conditions, changes in the economy (including high interest rates, recession fears, inflationary pressures and changes in trade policies, including tariffs or other trade restrictions or the threat of such actions), geopolitical events or conflicts, and the housing market;
•
disruptions in the operations of our distribution centers;
•
our ability to implement technology initiatives that deliver the anticipated benefits, without disrupting our operations;
•
our ability to execute on our management transition plans and to attract and retain senior management and other qualified personnel;
•
regulatory changes and developments affecting our current and future products including evolving legal standards, regulations and stakeholder expectations concerning environmental, social and governance (“ESG”) matters;
•
our ability to obtain additional capital to finance operations;
•
commodity price inflation and deflation;
•
impacts on our business from epidemics, pandemics, or natural disasters;
•
impacts on our business from cyber incidents and other security threats or disruptions;
•
our ability to regain and maintain compliance with Nasdaq listing standards;
•
our ability to remediate material weaknesses or other deficiencies in our internal control over financial reporting or to maintain effective disclosure controls and procedures and internal control over financial reporting; and
•
other risks and uncertainties, including those listed in the section titled “Risk Factors” in our filings with the United States Securities and Exchange Commission (“SEC”).

You should not rely on forward-looking statements as predictions of future events. We have based the forward-looking statements contained in this press release primarily on our current expectations and projections about future events and trends that we believe may affect our business, financial condition, and operating results. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties, and other factors described in Part I, Item 1A, “Risk Factors” in our Annual Report on Form 10-K for the year ended September 28, 2024, in Part II, Item 1A, “Risk Factors” of our Quarterly Report on Form 10-Q for the quarter ended March 29, 2025 and in our other filings with the SEC. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this press release. The results, outcomes, events, and circumstances reflected in the forward-looking statements may not be achieved or occur, and actual results or outcomes could differ materially from those described in the forward-looking statements.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based on information available to us as of the date of this press release, and, while we believe that information provides a reasonable basis for these statements, that information may be limited or incomplete. Our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all relevant information. These statements are inherently uncertain, and investors are cautioned not to unduly rely on these statements.

The forward-looking statements made in this press release are based on events or circumstances as of the date on which the statements are made. We undertake no obligation to update any forward-looking statements made in this press release to reflect events or circumstances after the date of this press release or to reflect new information, changed expectations, the occurrence of unanticipated events or otherwise, except as required by law. We may not actually achieve the plans, intentions, outcomes, or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures, or investments.

Contact

Elisabeth Eisleben

Senior Vice President, Investor & Public Relations

Leslie’s, Inc.

investorrelations@lesl.com

Condensed Consolidated Statements of Operations

(Amounts in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	March 29, 2025	March 30, 2024	March 29, 2025	March 30, 2024
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Sales	$177,134	$188,664	$352,362	$362,624
Cost of merchandise and services sold	133,188	134,336	260,699	257,888
Gross profit	43,946	54,328	91,663	104,736
Selling, general and administrative expenses	92,325	84,856	179,741	171,734
Operating loss	(48,379)	(30,528)	(88,078)	(66,998)
Interest expense	15,897	18,153	31,661	35,224
Loss before taxes	(64,276)	(48,681)	(119,739)	(102,222)
Income tax benefit	(12,956)	(14,128)	(23,855)	(28,116)
Net loss	$(51,320)	$(34,553)	$(95,884)	$(74,106)
Earnings per share:
Basic	$(0.28)	$(0.19)	$(0.52)	$(0.40)
Diluted	$(0.28)	$(0.19)	$(0.52)	$(0.40)
Weighted average shares outstanding:
Basic	185,256	184,625	185,139	184,504
Diluted	185,256	184,625	185,139	184,504

Other Financial Data (1)

(Amounts in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	March 29, 2025	March 30, 2024	March 29, 2025	March 30, 2024
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Adjusted EBITDA	$(36,061)	$(19,278)	$(65,379)	$(43,698)
Adjusted net loss	$(46,525)	$(31,998)	$(87,816)	$(68,761)
Adjusted diluted earnings per share	$(0.25)	$(0.17)	$(0.47)	$(0.37)
(1)
See section titled “GAAP to Non-GAAP Reconciliation.”

Condensed Consolidated Balance Sheets

(Amounts in thousands, except share and per share amounts)

	March 29, 2025	September 28, 2024	March 30, 2024
Assets	(Unaudited)	(Audited)	(Unaudited)
Current assets
Cash and cash equivalents	$17,252	$108,505	$8,436
Accounts and other receivables, net	32,036	45,467	32,693
Inventories	335,101	234,283	379,090
Prepaid expenses and other current assets	33,180	34,179	33,413
Total current assets	417,569	422,434	453,632
Property and equipment, net	95,515	98,447	89,820
Operating lease right-of-use assets	250,916	270,488	260,221
Goodwill and other intangibles, net	213,315	215,127	216,973
Deferred tax assets	29,132	4,168	34,297
Other assets	36,509	39,661	40,305
Total assets	$1,042,956	$1,050,325	$1,095,248
Liabilities and stockholders’ deficit
Current liabilities
Accounts payable	$114,770	$67,622	$112,441
Accrued expenses and other current liabilities	88,310	106,713	79,989
Operating lease liabilities	64,534	63,357	61,571
Income taxes payable	-	1,127	-
Current portion of long-term debt	-	8,100	8,100
Total current liabilities	267,614	246,919	262,101
Operating lease liabilities, noncurrent	188,174	209,067	193,818
Revolving credit facility	101,500	-	97,000
Long-term debt, net	751,077	769,065	770,157
Other long-term liabilities	4,050	2,423	3,144
Total liabilities	1,312,415	1,227,474	1,326,220
Commitments and contingencies
Stockholders’ deficit
Common stock, $0.001 par value, 1,000,000,000 shares authorized and 185,401,657, 184,969,296, and 184,742,767 issued and outstanding as of March 29, 2025, September 28, 2024, and March 30, 2024, respectively.	185	185	185
Additional paid-in capital	110,445	106,871	103,775
Retained deficit	(380,089)	(284,205)	(334,932)
Total stockholders’ deficit	(269,459)	(177,149)	(230,972)
Total liabilities and stockholders’ deficit	$1,042,956	$1,050,325	$1,095,248

Condensed Consolidated Statements of Cash Flows

(Amounts in thousands)

	Six Months Ended
	March 29, 2025	March 30, 2024
	(Unaudited)	(Unaudited)
Operating Activities
Net loss	$(95,884)	$(74,106)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	16,508	16,173
Equity-based compensation	3,623	5,383
Amortization of deferred financing costs and debt discounts	1,078	1,116
Provision for doubtful accounts	205	318
Deferred income taxes	(24,964)	(26,699)
Loss on asset dispositions	98	88
Changes in operating assets and liabilities:
Accounts and other receivables	13,226	(3,615)
Inventories	(100,818)	(67,253)
Prepaid expenses and other current assets	999	(9,780)
Other assets	3,011	5,461
Accounts payable	47,148	53,885
Accrued expenses and other current liabilities	(17,268)	(9,649)
Income taxes payable	(1,127)	(5,782)
Operating lease assets and liabilities, net	(144)	(622)
Net cash used in operating activities	(154,309)	(115,082)
Investing Activities
Purchases of property and equipment	(11,211)	(24,008)
Proceeds from asset dispositions	86	44
Net cash used in investing activities	(11,125)	(23,964)
Financing Activities
Borrowings on revolving credit facility	119,500	130,500
Payments on revolving credit facility	(18,000)	(33,500)
Repayment of long-term debt	(27,025)	(4,050)
Payment of finance leases	(245)	-
Payments of employee tax withholdings related to restricted stock vesting	(49)	(888)
Net cash provided by financing activities	74,181	92,062
Net decrease in cash and cash equivalents	(91,253)	(46,984)
Cash and cash equivalents, beginning of period	108,505	55,420
Cash and cash equivalents, end of period	$17,252	$8,436
Supplemental Information:
Cash paid for interest	26,389	35,517
Cash paid for income taxes, net of refunds received	3,162	6,046

GAAP to Non-GAAP Reconciliation

(Amounts in thousands except per share amounts)

	Three Months Ended		Six Months Ended
	March 29, 2025	March 30, 2024	March 29, 2025	March 30, 2024
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Net loss	$(51,320)	$(34,553)	$(95,884)	$(74,106)
Interest expense	15,897	18,153	31,661	35,224
Income tax benefit	(12,956)	(14,128)	(23,855)	(28,116)
Depreciation and amortization expense(1)	8,271	7,843	16,508	16,173
Equity-based compensation expense(2)	1,920	2,710	3,661	5,438
Strategic project costs(3)	607	540	779	663
Executive transition costs and other(4)	1,520	157	1,751	1,026
Adjusted EBITDA	$(36,061)	$(19,278)	$(65,379)	$(43,698)

	Three Months Ended		Six Months Ended
	March 29, 2025	March 30, 2024	March 29, 2025	March 30, 2024
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Net loss	$(51,320)	$(34,553)	$(95,884)	$(74,106)
Equity-based compensation expense(2)	1,920	2,710	3,661	5,438
Strategic project costs(3)	607	540	779	663
Executive transition costs and other(4)	1,520	157	1,751	1,026
Change in valuation allowance(5)	2,348	—	4,566	—
Tax effects of these adjustments(6)	(1,600)	(852)	(2,689)	(1,782)
Adjusted net loss	$(46,525)	$(31,998)	$(87,816)	$(68,761)

Diluted earnings per share	$(0.28)	$(0.19)	$(0.52)	$(0.40)
Adjusted diluted earnings per share	$(0.25)	$(0.17)	$(0.47)	$(0.37)
Weighted average shares outstanding
Basic	185,256	184,625	185,139	184,504
Diluted	185,256	184,625	185,139	184,504

(1)
Includes depreciation related to our distribution centers and store locations, which is reported in cost of merchandise and services sold and selling, general and administrative in our condensed consolidated statements of operations.
(2)
Represents charges related to equity-based compensation and our related payroll tax expense, which are reported in SG&A in our condensed consolidated statements of operations.
(3)
Represents non-recurring costs, such as third-party consulting costs related to first-generation technology initiatives, replacements of systems that are no longer supported by our vendors, investment in and development of new products outside of the course of continuing operations, or other discrete strategic projects that are infrequent or unusual in nature and potentially distortive to continuing operations. These items are reported in SG&A in our condensed consolidated statements of operations.
(4)
Includes certain senior executive transition costs and severance associated with completed corporate restructuring activities across the organization, losses on asset dispositions, merger and acquisition costs, and other non-recurring, non-cash, or discrete items as determined by management. Amounts are reported in SG&A in our condensed consolidated statements of operations.
(5)
Represents non-cash change in valuation allowance for deferred taxes that management does not believe are indicative of our ongoing operations. This item is reported in income tax benefit in our condensed consolidated statements of operations and we note they may reoccur in the future,
(6)
Represents the tax effect of the total adjustments based on our combined U.S. federal and state statutory tax rates. Amounts are reported in income tax benefit in our condensed consolidated statements of operations.